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                            FORM N-4, ITEM 24(b)(3.2)
                            FORM OF SELLING AGREEMENT
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                   VARIABLE INSURANCE PRODUCTS SALES AGREEMENT

The parties to this Agreement are American United Life Insurance Company(R) (referred to as "the Company" or "We" or "Us" or a similar term), OneAmerica Securities, Inc. (referred to as "the Underwriter"), the Broker-Dealer executing this Agreement (referred to as the "Broker"), and any insurance agency or agencies executing this Agreement (referred to collectively as "Agency"). Where context allows, the term "You" or any similar term includes both Broker and any Agency bound by the terms of this Agreement.

This Agreement is effective on the date set forth below.

The terms of this Agreement are as follows:

1.   APPOINTMENT

You are appointed by the Underwriter for the purpose of soliciting applications for the Company and servicing variable insurance products ("Contracts") listed on Exhibit C and for otherwise transacting the business of this Agreement.

You accept such appointment and agree to comply with all applicable laws and regulations in the sale of new Contracts and in preventing the termination of existing Contracts.

1.1  TERRITORY -- NON-EXCLUSIVITY

Unless otherwise specified by us, you are authorized to solicit applications in any jurisdiction in which we are authorized to offer such Contracts and in which you are licensed and authorized to represent us. We reserve the right to limit your territory at any time.

You are not obligated to represent us exclusively, and you do not have an exclusive right to solicit Contracts for us in any area.

1.2  INDEPENDENT CONTRACTOR

You are an independent contractor. Nothing contained in this Agreement is to be construed to create the relation of employer and employee between the Company and you. You may exercise your own judgment as to the time and manner in which you perform the services required to be performed by you under this Agreement. We may, from time to time, prescribe rules and regulations concerning the conduct of the business covered by this Agreement which do not interfere with such freedom of action.

2.   SOLICITATION OF APPLICATIONS

We will inform you from time to time which products you are authorized to sell. Solicitation of Contracts authorized under this Agreement will be performed by you or by solicitors in accordance with the terms set forth below.

A solicitor is a properly licensed registered representative who is employed by or associated with Broker and is appointed by us to solicit Contracts in your name. You agree not to recommend a solicitor for appointment by Underwriter unless such person is duly licensed as an insurance agent with Agency in the state(s) in which it is proposed that such Registered Representative or Agent will solicit sales of the Contracts.

You  will  fulfill  all   requirements  set  forth  in  the  General  Letter  of
Recommendation attached as Exhibit A, in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Underwriter.

The solicitor(s) selling a Contract must be identified on each Contract application. If a Registered Representative of Broker is no longer to be treated as the agent of record on a Contract, you must immediately notify us in writing and, within thirty (30) business days of such notice, name a Registered Representative of Broker who will act as the substitute agent of record.

You agree not to allow any solicitor to engage in the services authorized under this Agreement, except in accordance with this Section.

At our option, we may refuse to contract with or appoint any proposed solicitor and may terminate any agreement with or appointment of a solicitor. Upon written notice by us, you will cause Registered Representatives or Agents to stop soliciting Contracts and additional premiums or purchase payments thereon on our behalf. You agree to notify us immediately in writing if any solicitor appointed by us ceases to be a Registered Representative of Broker, is disciplined or suspended by the NASD or by you, or if any Registered Representative or Agent ceases to be properly licensed or is the subject of a disciplinary proceeding in any state.

As it relates to Contracts sold under this Agreement, Broker is solely responsible for the payment of any compensation to solicitors and for withholding and reporting of compensation for taxes, including, without limitation, FICA, FUTA, and federal, state and local income taxes and agrees to indemnify and hold Company and Underwriter harmless from all claims for commissions or other compensation or tax withholding by any solicitor.

2.1  LICENSING

Neither you nor any solicitor of yours may engage in any sales or other activities under this Agreement unless and until you and they are properly licensed and/or registered and appointed by the Underwriter, as required, to perform such services in the particular state or jurisdiction involved in accordance with all applicable laws and regulations, including, but not limited to, any certification or continuing education requirements and any applicable rules or other requirements of the National Association of Securities Dealers ("NASD").

You agree to undertake and pay for all actions necessary to acquire and maintain any necessary licenses and registrations for yourself and/or your solicitors. We will take the necessary actions, including the payment of initial application fees, to appoint you and your solicitors to represent us in the states in which you and they reside. We will appoint you and your solicitors to represent us in additional states at your expense.

2.2  SUPERVISION

You are solely responsible for the performance and conduct of solicitors and your employees and associated persons. You agree to take all necessary steps to supervise and monitor their compliance with all applicable federal and state laws, Rules and Regulations and applicable NASD Rules, including their training and continuing education requirements. While this Agreement is in force, You agree to establish and maintain reasonable procedures to periodically inspect and supervise the sales practices of your solicitors. Company and Underwriter are not liable and accept no responsibility for the supervision, training or compliance of your solicitors.


3.   RESPONSIBILITIES OF THE BROKER AND AGENCY

You will abide by the  following  in the conduct of your  activities  under this
Agreement:

3.1  LIMITATION OF AUTHORITY

You have no authority to alter, modify, waive or change any of the terms, rates or conditions of our contracts or policies whether or not covered by this Agreement. You have no authority to obligate us in any manner whatsoever nor to receive funds due to us, except as otherwise provided in this Agreement or as may be authorized in writing by us.

3.2  COMPANY RECORDS

All documents, records, software and other data and information, in whatever form they may be, which pertain to our policyholders or any other business of ours, are and will remain our property. Any such property in your possession shall be, upon reasonable notice, open to inspection by us or by our authorized representative, and upon termination of this Agreement, you will promptly turn all such property over to us or our authorized representatives. You may retain copies of documents, records, data or other information pertaining to customers or policyholders to the extent you have an independent property right to such documents, records, data or information, or as necessary to satisfy any record retention requirements or other obligations pursuant to industry rules or regulations.

You acknowledge that all documents, records, software and other data, information and supplies referred to in this Section 3.2 are confidential and proprietary to the Company or the Underwriter, and you agree to preserve the confidentiality and privacy of the Company and the Underwriter in all of the same; and you further agree that you will not, without the Company's or the Underwriter's prior written consent, release or disclose any of the same or their contents to any person, or otherwise use any of the same or their contents in any manner, except in furtherance of the business of this Agreement or as required by legal process, or as required by applicable law or regulation.

Nothing contained in this Section 3.2 is intended to restrict your right to retain possession of your records and other materials relating solely to your producers and solicitors, or as may be required by applicable law or regulations.

3.3  PRIVACY

All nonpublic personal information obtained by you or on behalf of Company or Underwriter in the performance of your duties and obligations under this Agreement shall be held in the strictest confidence by you and your representatives and will not be used for any other purposes except to perform your duties under this Agreement. Such information shall not be disclosed to any third party without the express written consent of the Company or Underwriter or as may be required by law, and you will establish procedures to protect the security and confidentiality of such information. Nonpublic personal information shall mean any financial or health information furnished to you or your representative in the performance of your duties or obligations under this Agreement.

3.4  ACCOUNTS AND RECORDS

You agree that you will keep customary and accurate accounts of receipts and disbursements and will, at our request and in accordance with our instructions, account for all Contracts, receipts, premiums and other funds or securities received and all property and supplies received from the Company or the Underwriter. We may, at any time, inspect such documents, make copies of the records of such accounts, records and documents, and all such records, documents, supplies and other property relating to the business transacted under this Agreement. We will furnish you a current statement of your commission account within a reasonable time after receipt of a written request from you.

3.5  SUITABILITY

You will review all applications, enrollment forms or other forms seeking Contracts, additional coverage or reinstatement of coverage under a Contract for completeness and accuracy, as well as compliance with applicable suitability standards. Each form submitted to us shall be approved in writing by one of your principals indicating that each form has been reviewed for suitability. Broker will promptly, but in no case later than the end of the next business day following receipt by Broker or a Registered Representative, forward all complete and correct applications, forms and/or other required documentation, together with any payments received with the such forms, without deduction for compensation.

You and your  solicitors  shall  not make any  misrepresentation  or  incomplete comparison of products for the purpose of inducing a current or potential contractowner or policyholder to lapse, forfeit or surrender his or her current insurance contract in favor of purchasing another insurer's product. Communication with clients shall include sufficient information regarding the appropriateness of the transaction to allow the client to make an informed decision.

3.6  PROMPT DELIVERY

Depending on the type of Contract, Company may forward issued Contracts to Broker for delivery to the Contract owner and in such cases, Broker shall promptly deliver each such Contract to the respective Contract owner. With respect to Registered Contracts, Broker must deliver the Contract within the five (5) business days after receipt by Broker. Broker shall be liable to Company for any loss incurred by Company (including consequential damages and regulatory penalties where permitted by applicable law) due to any delay by Broker, its Registered Representatives or Agents in delivering such Contract. Notwithstanding this provision, Company, in its sole discretion, reserves the right to transmit documentation directly to the Contract owner.

3.7  COLLECTION AND REMITTANCE OF COMPANY MONEY

Where authorized by us, you may accept premiums or purchase payments in accordance with our rules and regulations in force at the time of payment. We have the right at any time to revoke such authority in whole or in part and/or to limit it in any way. ALL FUNDS OR OTHER CONSIDERATIONS RECEIVED BY YOU AS FULL OR PARTIAL PAYMENT OF PREMIUMS OR FOR ANY OTHER ITEM, WITHOUT EXCEPTION, SHALL BE HELD BY YOU IN TRUST SEPARATE FROM YOUR OWN OR OTHER FUNDS AND WILL BE IMMEDIATELY DELIVERED AND PAID TO THE COMPANY. Such remittances must be applied to the relevant item. You are not authorized to deposit any such monies or checks in your own account or any trust account, nor to accept any check made payable to you for any premium or other item.

3.8  ADVERTISING

(i) You agree that you are responsible for supervising and reviewing your Registered Representatives' use of sales literature and advertising and all other communications with the public related to the Contracts and agree that you will not use, or distribute to any person, any advertising, sales material, or other document (including, but not limited to, illustrations, telephone scripts and training materials) referring directly or indirectly to the Company or the Underwriter or to any Company Contract, or cause, authorize, or permit any person to do so, without our prior written consent. You agree that you will not use the name of the Company or the Underwriter on any business card, letterhead or marquee, or in any directory listing, or in any other manner, or cause, authorize, or permit any producer or other person to do so, without our prior written consent. You will maintain complete records indicating the materials distributed and the persons using these materials and agree not to use materials provided by Company or the Underwriter in a manner inconsistent with their intended use and approval.

(ii) In making offers of the Contracts, you agree to deliver the applicable currently effective prospectuses, as required by law. For amendments to a post-effective amendment which occur other than on May 1 of any given year, AUL will be responsible for providing you with amended prospectuses and Statements of Additional Information to be distributed in the sale of the Contracts.

(iii) You agree that you and your solicitors will not misrepresent the Contracts and will make no oral or written representation which is inconsistent with the terms of the Contracts, prospectuses or sales literature or is misleading in any way. Misrepresentation shall include the failure to state material facts necessary to make the statements that are made not misleading, or statements which are not contained in or otherwise consistent with information or representations contained, (i) in the case of a Registered Contract, in the prospectus, statement of additional information and registration statement for the Contracts, or in reports or proxy statements thereof, or in promotional, sales or advertising material or other information supplied and approved in writing by Company for such use, (ii) in the case of Qualified Contracts, in any disclosure statement distributed by Company, or (iii) in the case of Non-Registered Contracts, in the Contracts or materials furnished by Company. Broker, Agency, Registered Representatives and Agents may not modify or represent that they may modify any prospectus, statement of additional information, registration statement, disclosure statement, contract, promotional, sales or advertising materials.

(iv) The Company and the Underwriter will use reasonable efforts to provide you with information and marketing assistance, including providing, without charge, reasonable quantities of advertising materials, sales literature, reports, and current prospectuses. Broker agrees to use only sales literature and advertising material which conforms to all applicable legal requirements and, to the extent that such sales literature or advertising materials refer directly or indirectly to the Company or the Contracts, which has been authorized and approved by Company. Company reserves the right to recall any material provided by them at any time for any reason, and You shall promptly return the requested materials and shall not use any such materials thereafter. Upon termination of this Agreement, You agree promptly to return all manuals, forms, supplies, and any other properties furnished by Company.

3.9  ELECTRONIC AND TELEPHONIC TRANSACTIONS

When properly authorized by a Contract owner and agreed to by Company, Broker shall execute any electronic or telephone transactions in accordance with the current procedures communicated by Company and as may be described in the prospectus(es) applicable to the Contracts. Broker agrees that, in consideration for the electronic and telephone transaction privileges available under certain Contracts, Company will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker or its Registered Representatives or Agents.

3.10 FIDELITY BONDING AND OTHER COVERAGE

You agree that all directors, officers, agents, employees, Sub-agents and Solicitors who are or become licensed under this Agreement as our agents for state insurance law purposes or who have access to our funds, including but not limited to, funds submitted with applications for the Contracts, will be covered by a blanket fidelity bond to the extent required under state or federal law, rule, or regulation, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Broker at Broker's expense and shall be, at a minimum, of the form, type, and amount required under NASD Rules, and endorsed to cover your activities relating to the Contracts. Company may require proof that such coverage is in force and you agree to promptly advise us of any notice of cancellation of the bond or any change in your coverage. Failure by the Broker to maintain a required bond shall, at our option, immediately terminate this Agreement.

3.11     COMPLIANCE WITH ADDITIONAL RULES

The Parties to this Agreement each agree to abide by all applicable laws, rules and regulations, including, without limitation, the rules of the NASD, ERISA, insurance laws, and state and federal securities and banking laws, which include, without limitation, the maintenance of licenses and books and records required by applicable laws and regulations.

4.   COMPANY RIGHT OF ACTION

We are not obligated to accept any business produced by you or by a solicitor. We may reject applications for insurance without specifying the reason therefor, as well as settlements tendered or made thereunder, or take up and cancel any Contract for any reason and return the premium thereon or any part thereof.

We, in our sole discretion, may at any time and from time to time do the following:

     (i)  modify or amend any Contract form;

     (ii) fix or change maximum and minimum limits on the amount for which any Contract form may be issued;

     (iii) modify or alter the conditions or terms under which any Contract form may be sold or regulate its sale in any way;

     (iv) discontinue or withdraw any Contract form from any geographic area or market segment, without prejudice to continuation of such form in any other area or market segment;

     (v)  cease doing business in any area.


Company shall use its best efforts to provide notice to Broker of its actions regarding the items described herein, but such action by Company shall be immediately effective whether or not Broker has been notified of such action by Company.

     5.   COMPENSATION

For each Contract sold under this Agreement, we will pay you commissions as set forth in the applicable Commission Rate Schedule which is attached hereto and incorporated herein as Exhibit C. The Commission Rate Schedule may be amended from time to time by Company and any subsequent Commission Rate Schedule shall similarly be incorporated by reference hereto. You may also be eligible for compensa-tion under other programs established by us from time to time. Payment of commissions and any other compensation will be subject to the terms and conditions of this Agreement and to our rules and regulations then in effect. Such rules and regulations may be changed by us at any time without notice, but Company shall use its best efforts to provide notice to Broker of changes to its rules and regulations. However, changes to Company's and Underwriter's rules and regulations shall be immediately effective whether or not Broker has been notified of such action. In any states in which you may not receive commissions pursuant to state insurance law, we will pay such commissions to Agency or Agencies with which Broker has associated itself and Broker Dealer agrees to indemnify and hold Company and Underwriter harmless from any and all damages, liabilities and expenses, direct and indirect, including the reasonable expenses of legal counsel and court costs, which Company or Underwriter may incur as a result of, or in any way connected with, the payment of commissions by Company or Underwriter to an Agency for the sale of Company's variable insurance

The commissions and any other compensation payable by us to you will be payment in full for all services performed by you. Except as we may otherwise agree in writing, you are not entitled to reimbursement for any expenses incurred by you.

5.1  COMMISSIONS

General - The "applicable Commission Rate Schedule" means the Commission Rate Schedule published by us from time to time for the type of Contract involved. Commission Rate Schedules are subject to change without notice. Copies may be obtained from Company at any time.

Repayment of Commissions - If any commission or other compensation to which you are not entitled under the terms of this Agreement is paid to or retained by you, you will pay the same to the Company upon demand. You will pay to us, upon demand, all commissions received by or credited to you, or premiums collected, or evidence of indebtedness representing the same, taken on applications on which Contracts are not issued by us, or on Contracts declined by the applicant, or on Contracts canceled by us, and all commissions received or credited on premiums or any part thereof which for any reason we may return. In case of any provision requiring a refund of commissions or other compensation, we may, at our election, debit your account for the amount of the refund without demand or notice, or may demand the refund, or both, but debiting your account in such manner will not relieve you of your obligation to make the refund in the event that there is an insufficient credit balance in your account. All surrenders within the first contract year will result in a 100% chargeback of commissions in months 1 to 6 and 50% in months 7 through 12.

Changes in Compensation - We reserve the right to change the rate of commissions and/or any other compensation payable under this Agreement. Any such change will apply only to Contracts issued or other triggering events occurring after the effective date of the change.

When Due - Commissions will be paid in accordance with our normal commission processing schedule. Commissions will be payable only on premiums paid to and accepted by us on Contracts which were produced hereunder by you or by solicitors or producers while operating under your supervision. No premium will be considered paid to the Company until it has been actually collected and transmitted to us and recorded on our records. Commissions and other compensation will accrue only as such premiums otherwise would become due.

Commissions Paid In Advance - If we pay you a commission or other compensation on a premium which is or becomes due but which has not yet actually been paid to the Company, and if such premium is not paid to the Company, you will refund any commission or other compensation which you have received on such premium.

Conditions - Commissions and any other compensation under this Agreement will be payable to you only if and for so long as you are in existence and are continuously and properly licensed (and your solicitors are appointed by us) to transact insurance business for us and provided that we may legally pay such commissions and other compensation to you.

Accounting Year - We reserve the right at any time and from time to time, without notice to you, to change the period comprising our accounting year or subdivisions thereof.

Statement of Account - We will periodically send you statements of account. You agree to promptly examine such statements and take reasonable steps to report any differences with your records. If you fail to notify Company within ninety
(90) days of any difference between our records and your records, then our statement will be deemed to be correct.

5.2  PROHIBITION AGAINST REBATES

Company may terminate this Agreement if You or any solicitor rebates, offers to rebate, or withholds any part of any payment on the Contracts. If You or any or any of your solicitors shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there are reasonable grounds for believing the Contract is not suitable for such person, then any and all compensation due Broker or solicitor hereunder shall cease and terminate.

6.   INDEBTEDNESS

6.1  LIEN AND OFFSETS

You grant us a first lien on all commissions and any other compensation payable to you under this Agreement as security for the payment of any existing or future debit balance or other indebtedness of yours to us. We may at any time and from time to time, with or without notice or judicial action, exercise our lien by offsetting such indebtedness against any commissions and other compensation otherwise due to you. These liens shall not be extinguished by the termination of this Agreement or any other Agreement.

All debit balances and other indebtedness of yours to us will be debited from your account, but debiting your account will not relieve you of your obligation to repay any insufficiency if there is an insufficient credit balance in your account. You may not offset any compensation accrued or to accrue under this Agreement or any other Agreement with us against any such indebtedness.

We will be under no obligation to pay any commissions or other compensation to you, your executors, administrators or assigns, under this Agreement or under any other existing or future Agreement with us now or hereafter existing as long as your account has a debit balance.

Any debit balance of your account shall be payable to us upon demand and shall bear interest, payable monthly, at the rate declared by us from time to time, as permitted by law. Any future change in interest rate may, at our option, be applied to the then remaining balance of any debit balance theretofore created as well as to debit balances thereafter created.




7.   DISPUTES AND LITIGATION

Each party agrees to notify the other parties and to fully cooperate with each other in the resolution of all matters arising out of the business of this Agreement. Any disputes between the parties will be settled through binding arbitration or through a mutually agreed upon alternative dispute resolution procedure in accordance with Section 7.2.

7.1  COMPLAINTS AND CLAIMS

Each party agrees to promptly notify the other parties of any written complaint, claim or dispute and of any threatened or filed arbitration action or civil litigation involving an applicant, Contract or contractholder arising out of solicitation or servicing of the Contracts hereunder. Additionally, each party shall promptly forward to the other parties, by certified mail, any legal process or notice of claim served on such party in a suit or proceeding against them.

Each party agrees to fully cooperate with each other in investigating and responding to any Contract owner complaint, attorney demand, or inquiry received from state insurance departments or other regulatory agencies or legislative bodies, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement, provided that the parties interests have not become adversarial due to the Broker and/or any Agency, the Company or the Underwriter having been named co-defendants in an action at law, in which event, the parties shall be allowed to represent their own interests without regard to the provisions of this Section 7.1.

Any response by Broker or any Agency to an individual Contract owner complaint arising out of the conduct of business under this Agreement must be sent to us for our review not less than five (5) business days before being sent to the Contract owner, except that if a more prompt response is required, contact with us may be made by telephone, facsimile or in person. before being sent to the Contract owner.

Failure by Broker or any Agency to comply with the foregoing procedures for notification, investigation and response to Contract owner complaints by Broker or any Agency, or any Registered Representatives or Agents may be grounds for immediate termination of this Agreement.

You will not, without our prior written consent, litigate any dispute with an applicant or policyholder on any matter relating to the business of this Agreement, except as provided herein.

We may settle any claim against us or you arising out of the business of this Agreement and you agree to reimburse us if the claim is the result of a breach of your responsibilities under the Agreement. If you disagree with our settlement or with our right to reimbursement, you may seek arbitration pursuant to Section 7.2.

7.2  DISPUTE RESOLUTION

The parties agree that any dispute between the parties arising out of or related to this Agreement will be resolved by binding arbitration in accordance with this Section and the arbitration rules of the NASD The arbitration will take place in Indianapolis, Indiana unless we mutually agree to another location. The arbitration decision will be binding on the parties and the decision will be final with no right of appeal. The award of the arbitration may be entered as a final judgment in any court which has jurisdiction thereof.

EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY EITHER A JURY OR A COURT, INCLUDING BUT NOT LIMITED TO A TRIAL OF ANY ISSUE CONCERNING THE VALIDITY OF THIS SECTION 7.2 OR ANY PORTION THEREOF, AND THE RIGHT OF APPEAL FROM THE ARBITRATORS AWARD. EACH PARTY HERETO WAIVES ANY CLAIM TO RECOVER PUNITIVE DAMAGES AND NON-COMPENSATORY DAMAGES AGAINST THE OTHER PARTY.

The terms and conditions of this Section 7.2 shall not be construed to limit the parties' right to agree to an alternative method of dispute resolution. However, if the parties do not mutually agree to another form of dispute resolution in lieu of binding arbitration, then the provisions regarding binding arbitration in this Section 7.2 shall control.

8.   TERMINATION

Any party may terminate this Agreement, with or without cause, by giving written notice to the other parties, specifying the effective date of termination.

This Agreement shall automatically terminate without notice upon occurrence of any of the following events:

     (i) Broker or any Agency files for bankruptcy or dissolution, or financial or corporate reorganization under federal or state insolvency laws or if organized as a partnership, bankruptcy or dissolution of any of the partners, except that in such case the Agreement shall only terminate as to the bankrupt or dissolved partner.

     (ii) Fraud or gross negligence by Broker or any Agency in the performance of any duties imposed by this Agreement or withholding or misappropriation, for Broker's or Agency's own use, funds belonging to Company, Underwriter or Company's Contract owners, applicants, beneficiaries or payees.

     (iii) When and if Broker or any Agency materially breaches this Agreement or materially violate applicable Federal or state laws, including but not limited to federal securities laws or state insurance laws in any jurisdiction in which Broker or Agency transact business, whether or not in relation to Company or Contracts issued by Company.

     (iv) When  and if  Broker  or any  Agency  fails  to  obtain  renewal  of a
          necessary   license  in  any   jurisdiction,   but  only  as  to  that
          jurisdiction.

     (v) When and if Broker is disqualified for continued membership with the NASD or registration with the SEC, but only as to Registered Contracts. If this Agreement is terminated for cause as described above, your right to receive compensation shall immediately terminate.

9.   MISCELLANEOUS PROVISIONS

Certain provisions of this Agreement are emphasized for the convenience of the reader. Nevertheless, all provisions apply equally.

9.1  PREVIOUS AGREEMENTS

Any  and all  prior  Agreements  between  the  parties  hereto  authorizing  the
solicitation  of  SEC  registered  products,   are  hereby  terminated  and  are
superseded by this Agreement.




9.2  AMENDMENTS

Neither party will be bound by any promise, understanding or representation heretofore or hereafter made unless the same is made by an instrument in writing, signed by one of its officers, which expresses by its terms an intention to modify this Agreement.

Company may amend this Agreement upon ten (10) business days prior written notice to Broker. Notice to Broker shall be deemed to be notice to any Agency that is a party to this Agreement. The submission of an application for a Contract by Broker or Agency after the effective date of such amendment shall constitute agreement to such amendment.

Additional  Agencies  may be added as parties to this  Agreement  at any time by
written   amendment   signed  by  Company,   Broker,   and  a  duly   authorized
representative of the Agency to be added to the Agreement. The subsequent addition of one or more additional Agencies shall not require the consent of previously named Agencies who are parties to this Agreement and each Agency that is a party to this Agreement, or to any amendment to this Agreement following its initial execution, hereby consents and agrees in advance to the addition of future Agencies.

9.3  FORBEARANCE AND WAIVER

Forbearance or neglect on the part of any party to insist upon compliance with the terms of this Agreement shall not be construed as or constitute a waiver thereof nor shall any waiver constitute a continuing waiver. Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of that party's right to terminate this Agreement at a later time for any of these causes. No waiver or modification of this Agreement will be effective unless it is in writing and is signed by all parties hereto. Notwithstanding the above, the parties agree that any Exhibits and Schedule(s) to this Agreement may be amended from time to time, and that such revised Schedule(s) shall be automatically effective as set forth in this Agreement.

9.4  AGREEMENT NON-ASSIGNABLE

You may not assign this Agreement or any of the rights, authorities and benefits provided hereunder without our prior written consent. We agree not to withhold our consent unreasonably. Any attempted assignment as collateral security or assignment for the benefit of creditors will be subject to our rules and policies then in effect. Any assignment agreed to by Company shall be subject to any indebtedness and obligation Broker or Agency owes Company and any applicable state insurance laws or regulations pertaining to such assignments.

9.5  SEVERABILITY

This is a severable Agreement. If any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part of this Agreement.

9.6  INDEPENDENT AGREEMENT

The compensation provided by this Agreement is separate from any compensation or consideration provided under any other agreement you may have with us or with one of our affiliates. Except as set forth in our applicable rules and regulations, your activities under this Agreement will not be taken into account for purposes of any compensation or benefits under any such Agreement.

9.7  APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of the state of Indiana without giving effect to principles of conflict of laws.

9.8  TRADEMARKS

The provision of Contracts and prospectuses and sales literature for the Contracts and underlying funding vehicles to You shall not provide You with any license to use any tradenames, trademarks, service marks or logos or proprietary information of the Company or any underlying funding vehicle or any affiliates thereof, except to the extent necessary for You to distribute the Contracts in accordance with the terms of this Agreement.

It is understood that the names "American United Life Insurance Company(R)" and "American United," "AUL" and "OneAmerica" or any derivative thereof or logo associated with those names is the valuable property of Company and its affiliates, and that Broker and any Agency shall have the right to use such names (or derivative or logo) only as set forth in this Agreement and in a manner consistent with its terms. Any use of these names (or derivative or logo) shall be subject to Company's prior written approval.

9.9  CONFIDENTIALITY

Each party shall keep confidential any confidential information of the other that it may acquire as a result of this Agreement.

9.10 PRIVACY

All nonpublic personal information obtained by the Company or on behalf of you in the performance of the Company's duties and obligations under this Agreement shall be held in the strictest confidence by it and its representatives and will not be used for any other purposes except to perform its duties under this Agreement. Such information shall not be disclosed to any third party without your express written consent or as may be required by law, and the Company will establish procedures to protect the security and confidentiality of such information. Nonpublic personal information shall have the meaning ascribed to it in Title V of the Gramm-Leach-Bliley Act of 1999. It shall include any business or financial information, customer information, customer names, operations or systems manuals, decision processes, specifications, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, plans, strategies, forecasts, forecasts assumptions, business practices, marketing information and material, proprietary ideas, concepts, know-how, methodologies, and all other information related to your business and or the business or any of your affiliates, as we as health information furnished by you or your representative in the performance of your duties or obligations under this Agreement. Confidential information shall also include all information of a third party to which your company and/or any of its affiliates have access and to which you or any of your representatives has had or will have access incorporating any of the information described in this section.




9.11 SURVIVAL

The  following  provisions  will  survive  the  termination  of this  Agreement:
Sections 3, 5, 6, 7, 9, 11 (v), 11 (xii), 12, and 14.5.

9.12 EXPENSES

Broker and any Agency shall bear all of their expenses in performance of this Agreement, unless otherwise specifically stated in this Agreement.

9.13 NOTICES

All notices to Company under Sections 3.10 and 7.1 shall be sent by registered mail, return receipt requested, to:

American United Life Insurance Company
Attention:   General Counsel
One American Square
Indianapolis, IN     46206

All notices to Company under Sections 2, 8, and 14.2 and any other notices regarding licensing matters, shall be sent postage prepaid to:

American United Life Insurance Company
Attention:   Licensing Department
One American Square,
P.O. Box 368
Indianapolis, IN   46206-0368

All notices to Underwriter under this agreement and any other notices, shall be sent postage prepaid to:

OneAmerica Securities, Inc.
Attention:   Secretary
One American Square,
P.O. Box 368
Indianapolis, IN   46206-0368

All notices to Broker and any Agency shall be sent postage prepaid to the last address known to Company, or to such other address as Broker or Agency may request in writing.

10.  CORPORATIONS; PARTNERSHIPS

The additional provisions set forth below apply to this Agreement.

10.1 OFFICIAL ACTIONS

You may designate one or more individuals to deal with us on your behalf. Such designation must be made by your board of directors, president, or chief executive officer if you are a corporation or by any general partner if you are a partnership. In the absence of a designation, we may (but are not obligated to) deal with your president or any vice president (if you are a corporation) or any general partner (if you are a partnership).


10.2 CHANGES

You agree to inform us of any changes in your legal structure, and of any material changes in your ownership or control. You also agree to inform us of any material transfer of your stock or partnership interests. Upon receipt of such information, we may elect to terminate this Agreement upon five (5) business days' written notice to you.

10.3 STATUS

We may, from time to time, require you to provide us with evidence of your continued existence and good standing.

11.  REPRESENTATIONS AND WARRANTIES; COMPLIANCE

11.1 REPRESENTATIONS OF BROKER

Broker and any Agency that is a party to this Agreement represent, warrant and covenant that:

     (i) Broker is, and will remain during the term of this Agreement, a properly licensed and registered broker-dealer under applicable state and federal securities law and a member in good standing of the NASD. Any Agency represents and warrants that at all times when performing its functions and fulfilling its obligations under this Agreement, it will be a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of soliciting sales of the Contracts and receiving compensation in connection with the Contracts and for ongoing premiums or purchase payments thereon.

     (ii) You will solicit applications for Contracts only through properly licensed insurance agents, duly appointed by the Company. For purposes of this Agreement, all acts and omissions of any solicitor or Agency within the scope of this Agreement shall be deemed to be acts or omissions of Broker.

     (iii) You are in compliance, and will remain in compliance, with all applicable laws, rules and regulations, including, without limitation, those of the SEC, NASD, and state and federal securities, banking and insurance laws.

     (iv) You have taken and will continue to take the actions appropriate to supervise your representatives and other associated persons to ensure compliance with all applicable laws and regulations.

     (v) You will comply, and will cause each solicitor and Agency to comply, with any applicable Company policies and procedures previously provided to you in writing, including, without limitation, those regarding replacements of Contracts, as amended from time to time.

     (vi) You are not aware of any disciplinary actions pending before the NASD, or any other state or federal regulatory body involving the sale of securities which involve either Broker or any of its affiliates, or its registered representatives, other than those items currently reflected in the NASD's disciplinary history.

     (vii) You do not, at the time this Agreement is executed, have any actual knowledge of any circumstances which might materially affect your ability to carry out the terms of this Agreement.

     (viii) You will not solicit or sell any Contracts in connection with any "market timing" or "asset allocation" program or service, and if the Company determines in its sole discretion that you are soliciting or have solicited Contracts subject to any such program, the Company may take such action it deems necessary to halt such solicitations or sales, and in addition to any indemnification provided in Section 12 of this Agreement and any other liability that you may have, you will be liable to the Company and each underlying funding vehicle affected by any such program, for any damages or losses, actual or consequential, sustained by them as a result of such program.

     (ix) You have performed due diligence in compliance with state law and have duly investigated and performed a thorough background check into the character and fitness of any Registered Representatives or Agent; that you are not aware of any felony or misdemeanor convictions in the last 10 years arising out of conduct involving embezzlement, fraudulent conversion or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18 of the United States Code or any subsequent amendments thereto; and that you are satisfied that each such Registered Representative and/or Agent that Broker has designated is trustworthy, financially responsible, in good business standing and competent for appointment to act as an individual insurance agent of Underwriter. Broker agrees, upon request by Company or Underwriter and to the extent permitted by law, to provide them with copies of any and all background check reports and any additional documentation in connection with the investigation into the background of the designated Registered Representative or Agent.

     (x) To the extent that any compensation is paid directly to an Agency and not to the broker-dealer, You and any Agency are in compliance with the terms and conditions of one or more no-action letters issued by the SEC with respect to an insurance agency associated with a registered broker-dealer not registering as a broker-dealer with the SEC. In reliance on such representation, Underwriter agrees to pay compensation in connection with the Contracts, that would otherwise be payable to Broker, to any Agency that is properly state licensed. If an Agency is to receive commissions from the Underwriter, Broker shall provide, in Exhibit B attached hereto, certification of compliance with the no-action letter being relied upon, confirming that each of the circumstances set forth in the no-action letter have been complied with, that Broker's operation is identical or meets the criteria of the letter being relied on, and that, to the best of Broker's knowledge and belief, that the SEC has not rescinded or modified its no-action position since the letter was originally released.

     (xi) You will notify Company immediately in writing if Broker and/or any Agency fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions. If any Agency is the same party as Broker, this Paragraph (xi) does not apply, and Broker shall undertake all the duties, responsibilities and privileges under this Agreement.

     (xii) Any compensation payable by Underwriter to an Agency referred to in Paragraph (xi) above, in connection with the Contracts shall be distributed by such Agency only to duly licensed and properly appointed Registered Representatives and Agents.

11.2     REPRESENTATIONS OF COMPANY

Company represents, warrants and covenants that:

     (i) It is, and will remain during the term of this Agreement, a properly licensed insurance company, authorized to distribute the Contracts being sold by You and that its Underwriter shall remain a properly licensed and registered broker-dealer under applicable state and federal securities law and a member in good standing of the NASD.

     (ii) The contracts shall, to the extent required, shall comply with the registration and all other applicable requirements of the 1933 Act and the Investment Company Act of 1940, and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

     (iii) The contracts available under this Agreement have been duly filed and approved by the state insurance departments in the jurisdictions where we have advised you that they may be sold.

     (iv) Contract prospectuses included in Company Registration Statements and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain, all statements and information which are required to be stated therein by the 1933 Act and in all respects conform or will conform, to the requirements thereof, provided that such filing or registration is required for a particular contract.

12.  INDEMNIFICATION

12.1 Broker and each Agency shall indemnify and hold harmless the Company, the Underwriter, and each employee, director, officer and shareholder of the Company and Underwriter, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which the Company, Underwriter or any employee, officer, director or shareholder may be subject, which arise out of or are based on any violation of the terms of this Agreement, any Company policies or procedures that have previously been provided to You in writing, or any applicable federal or state statutory law or regulation, at common law or otherwise, or any wrongful act resulting in loss to the Company or the Underwriter, including any misrepresentation (except any misrepresentations resulting from reliance on the prospectus, the registration statement for the Contracts, or approved sales materials relating to the Contracts), negligence or unauthorized act, by Broker, its representatives, any Agency, its agents and any employee, officer, director, shareholder, principal, partner and affiliate of the Broker or any Agency. In the event the Company suffers a loss resulting from Broker or any Agency's activities, Broker hereby assigns any proceeds received under its fidelity bond, error and omissions, or other similar liability coverage to the Company and the Underwriter to the extent of any such loss. If there is any deficiency amount, whether due to a deductible or otherwise, Broker agrees to indemnify and hold Company and Underwriter harmless from any such deficiency and to promptly pay such amount to Company upon request, including the costs of collection and reasonable attorneys' fees.

12.2 The Company shall indemnify and hold harmless Broker and Agency and each employee, officer, director, shareholder, registered representative, agent, or affiliate of theirs, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which Broker or any Agency or any employee, officer, director or shareholder of either of them becomes subject which arises out of or is based on any violation by the Company or its employees or officers of the terms of this Agreement or any applicable law including 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts, or any prospectus included as a part thereof, as from time to time amended and supplemented, or in any advertisement or sales literature approved in writing by Company. 12.3 The Underwriter shall indemnify and hold harmless Broker and Agency and each employee, officer, director, shareholder, registered representative, agent, or affiliate of theirs, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which Broker or any Agency or any employee, officer, director or shareholder of either of them becomes subject which arises out of or is based on any violation by the Underwriter or its employees or officers of the terms of this Agreement or any applicable law including 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any advertisement or sales literature approved in writing by the Underwriter.

13.  TERM OF AGREEMENT

Broker and Agency shall be authorized to offer and sell Contracts to the general public pursuant to this Agreement for a period of one (1) year from the
Effective Date, and, unless terminated earlier pursuant to Section 8, such authorization shall automatically be renewed for one (1) year periods thereafter.

14.  SALES BY OR THROUGH BANKS

14.1 APPLICATION

This Section 14 applies only if the Broker or an Agency distributes Contracts in one or more of the following circumstances (collectively referred to as "Bank-Related Sales"):

     (i) on the premises of a bank, trust company, savings bank, savings and loan association, thrift, credit union or other institution (a) the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), National Credit Union Share Insurance Fund or similar organization; (b) which is chartered, organized, regulated or supervised under the authority of any federal or state bank, thrift, credit union or similar financial institution regulatory agency or authority (collectively, "Banks");

     (ii) by means of personal, telephone, mail or other oral or written contacts originating from the premises of a Bank; or

     (iii) to persons who are referred to the Broker or Agency by a Bank pursuant to a customer list, mailing, Bank employee referrals or otherwise. For purposes of this Section 14, the term "Bank Regulatory Requirements" shall include (a) the Interagency Statement on Retail Sales of Nondeposit Investment Products (February 14, 1994), issued by the U.S. Office of the Comptroller of the Currency (the "OCC"), the Board of Governors of the Federal Reserve System (the "Fed"), the FDIC and the U.S. Office of Thrift Supervision (the "OTS"), as supplemented or amended from time to time, and the Joint Interpretations on the Interagency Statement (September 12, 1995), issued by the OCC, the Fed, the FDIC and the OTS and Credit Union Letter No. 150 issued by the National Credit Union Administration, and (b) any federal or state laws, regulations, pronouncements, orders, directives, circulars, agreements in writing, memoranda, commitments in writing or other legal or supervisory requirements which may be administered, adopted, promulgated, enforced or applied with respect to any Bank-Related Sales under this Agreement (regardless of whether any such requirement is of general or specific applicability) by any federal or state bank or financial institution regulatory agency or authority. For purposes of this Section 14, the term "Variable Product Regulatory Requirements" shall include (a) any applicable federal or state securities laws, regulations, pronouncements, orders, directives, circulars, agreements in writing, memoranda, commitments in writing or other legal or supervisory requirements or self-regulatory organization rules, orders, notices, bulletins, advisory opinions or memorandum which may be administered, adopted promulgated, enforced or applied with respect to any Bank-Related Sales (regardless of whether any such requirement is of general or specific applicability), including without limitation the SEC's no-action letter cited as Chubb Securities Corporation (avail. Nov. 24, 1993) and NASD Conduct Rule 2350; and (b) any applicable state insurance laws, regulations, pronouncements, orders, directives, circulars, agreements in writing, memoranda, commitments in writing or other legal or supervisory requirements which may be administered, adopted, promulgated, enforced or applied with respect to any Bank-Related Sales (regardless of whether any such requirement is of general or specific applicability) by any state insurance regulatory agency or authority.

14.2 CONDITIONS FOR BANK-RELATED SALES

The authorization to distribute Contracts which is conferred on the Broker shall not include Bank-Related Sales in connection with any Bank unless: (1) such activities are conducted under the terms of a written agreement with such Bank, which agreement complies in all respects with applicable Bank Regulatory Requirements and Variable Product Regulatory Requirements and the terms and conditions of this Agreement and to which the Bank and all related service corporations are parties (herein, a "Bank Agreement"); (2) written notice of the execution of the Bank Agreement is provided to the Company in advance of the commencement of any sales and solicitation activity thereunder; and (3) the Company shall not have objected to the Bank Agreement within ten (10) business days after receiving such notice. The Broker shall, upon request of the Company, provide the Company with a copy of each Bank Agreement. The Broker shall promptly notify Company in writing of (1) any amendment, supplement, modification or termination to or of any Bank Agreement and (2) any failure on the part of any party to a Bank Agreement to comply fully with its terms and provisions. The Company reserves the right to terminate its approval of any Bank Agreement at any time upon written notice, and the Broker agrees to take appropriate action upon receipt of such notice to terminate such Bank Agreement and wind up their activities thereunder.

14.3 COMPLIANCE  WITH  BANK  REGULATORY   REQUIREMENTS  AND  VARIABLE   PRODUCTS
     REGULATORY REQUIREMENTS

Notice of a Bank Agreement pursuant to Section 14.2 shall serve as confirmation of a representation and warranty by the Broker and any Agency, on behalf of themselves and their Agents, that each of them is in compliance with all Bank Regulatory Requirements applicable to third parties engaged in Bank-Related Sales. The Broker and any Agency shall have the exclusive responsibility vis-a-vis the Company for ensuring strict compliance with all Bank Regulatory Requirements and Variable Product Regulatory Requirements by all parties to the Bank Agreement with respect to any Bank-Related Sales, as well as strict compliance by such parties with the terms and conditions of this Agreement. The Broker and Agency each undertake to keep the Company promptly informed of any amendments, supplements or changes to applicable Bank Regulatory Requirements or Variable Product Regulatory Requirements which may affect this Agreement or the Bank Agreement.

14.4 PROSPECTUSES AND APPLICATIONS PROVIDED BY COMPANY; SALES MATERIALS

During the term of this Agreement, the Company will provide the Broker, without charge, with as many copies of the Contract Prospectus(es), Trust Prospectus(es) and applications for the Contracts, containing those disclosures specifically required by any applicable Bank Regulatory Requirements with respect to products not insured by the FDIC and similar matters, as the Broker reasonably may request for purposes of Bank-Related Sales pursuant to an approved Bank Agreement. The Broker shall have exclusive responsibility for ensuring the use and delivery of such materials, and any other sales materials, in compliance with applicable Bank Regulatory Requirements and Variable Product Regulatory Requirements.

14.5 SUPPLEMENTAL INDEMNIFICATION OF COMPANY

In addition to the indemnifications provided to the Company under Section 12, the Broker and any Agency that is a party to this Agreement, jointly and severally, shall indemnify Company for any losses resulting from bank related sales under this Section 14 including, but not limited to claims, damages or liabilities (arising out of or based on violations or failures to comply with any Bank Regulatory Requirements or Variable Product Regulatory Requirements. The provisions of Section 12 shall govern the terms and procedures with respect to any indemnifications provided under this Section 14.5.

14.6 CONSTRUCTION WITH OTHER PROVISIONS

The provisions of this Section 14 are in addition to the other terms and conditions of this Agreement. In the event of any inconsistency between the provisions of this Section 14 and any other term or condition of this Agreement, the requirements of this Section 14 and not such other term or condition, shall govern.

15   EXECUTION

Each of the parties to this Agreement represent and warrant to one another that they and the officers signing below have full power and authority to enter into this Agreement, and that this Agreement has been duly and validly executed by them and constitutes a legal, valid and binding agreement.

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

By executing this Agreement, the parties each acknowledge reading this Agreement in its entirety and agreement with and to the terms and conditions set forth herein.

This Agreement is effective as of the ____ day of _________________ 20___.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective as set forth above.

AMERICAN UNITED LIFE INSURANCE COMPANY(R)  ONEAMERICA(R) SECURITIES, INC.

By: ____________________________________   By: _________________________________


Printed: _______________________________   Printed: ____________________________

Title: _________________________________   Title:   ____________________________

_______________________________________  _______________________________________
NAME OF BROKER DEALER                    ASSOCIATED INSURANCE AGENCY

By:                                          By:

Printed:                                     Printed:

Title:                                       Title:



PLEASE ATTACH ADDITIONAL SIGNATURE PAGES IF MORE THAN ONE ASSOCIATED INSURANCE AGENCY EXISTS.

                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

Broker and Agency hereby certify to Company that all the following requirements will be satisfied as a part of submitting licensing/appointment papers for solicitors to be appointed as agents of Company. Broker and Agency will, upon request, provide proof of its compliance with these requirements to Company in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, and, to the best of our knowledge, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Furthermore, based on our investigation, each individual is trustworthy, competent, qualified to act as an agent for Company, and to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD-member firm, and each applicant is presently registered as a NASD registered representative.

3. The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

4. We certify that, to the best of our knowledge, all educational requirements have been met for the specific state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

5. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to Company are those of the applicant and the securities registration is a true copy of the original.

6. We hereby warrant that the applicant is not applying for a license with Company in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or lives of his associates.

7. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

8. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity and they will not be so permitted until the certificate of authority or license applied for is received evidencing appointment with Company.

9. We certify that each solicitor under this Agreement shall have entered into a written agreement pursuant to which: a) applicant is appointed a registered representative of Broker; b) applicant agrees that his or her selling activities shall be under the supervision and control of Broker; and c) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Broker.

                                    EXHIBIT B

                        COMPLIANCE WITH NO-ACTION LETTER


In consideration of Company's agreement to pay commissions under this Agreement directly to Agency, Broker and each Agency that has signed this Agreement, thereby binding itself to the terms thereof, hereby represent and warrant to
Company:

1. That each of them are in compliance with the terms and conditions of one or more no-action letters issued by the SEC with respect to an insurance agency associated with a registered broker-dealer not registering as a broker-dealer with the SEC; and

2. That each of the conditions set forth in the no-action letter have been complied with; and

3. That Broker's operation is identical or meets the criteria of the letter being relied on; and

4.   That, to the best of Broker's  knowledge  and belief,  that the SEC has not
     rescinded  or  modified  its  no-action   position  since  the  letter  was
     originally released.



_______________________________________  _______________________________________
NAME OF BROKER DEALER                    ASSOCIATED INSURANCE AGENCY

By:                                            By:

Printed:                                       Printed:

Title:                                         Title:

                                    EXHIBIT C
              SPECIFICATION OF VARIABLE INSURANCE PRODUCT CONTRACTS
                    AND COMMISSION RATE SCHEDULE FOR PRODUCTS

[Negotiable]